EXHIBIT 2.1
CONTRIBUTION AGREEMENT
     This Contribution Agreement (this “Agreement”), dated as of _________ ___, 2008, is made by and among Global Water Resources, Inc., a Delaware corporation (“GWR, Inc.”), Global Water Resources, LLC, a Delaware limited liability company (“GWR LLC”), Global Water Management, LLC, a Delaware limited liability company (“GWM LLC”), the members of GWR LLC (the “GWR Members”), and the members of GWM LLC (the “GWM Members”, and together with the GWR Members, the “Members”).
WITNESSETH:
     WHEREAS, in connection with a proposed initial public offering it is desirable to convert GWR LLC into a taxable corporation and toward that end GWR, Inc. has been formed to be the issuer in the proposed initial public offering and to succeed to the business of GWR LLC; and
     WHEREAS, in order to accomplish the foregoing it is desirable to effect a reorganization by which the GWR Members will contribute their common limited liability company interests in GWR LLC (“GWR Common Interests”) to GWR, Inc. in exchange for shares of common stock, $.01 par value, of GWR, Inc. (“Shares”); and
     WHEREAS, it is also desirable to cause GWM LLC to become a wholly-owned subsidiary of GWR, Inc. following the initial public offering of Shares by GWR, Inc. (the “IPO”); and
     WHEREAS, in order to cause GWM LLC to become a wholly-owned subsidiary of GWR, Inc., the GWM Members have agreed to contribute their common limited liability company interests in GWM LLC (“GWM Common Interests”) to GWR LLC. for no consideration; and
     WHEREAS, the Members also own preferred limited liability company interests in GWR LLC (the “GWR Preferred Interests”) and in GWM LLC (the “GWM Preferred Interests” and together with the GWR Preferred Interests, the “Preferred LLC Interests”) that entitle the Members to a preferred return (the “Preferred Return”) of eight percent (8%) per annum compounded annually, but calculated monthly, on the total capital contributions in the aggregate made by the Members to GWR LLC and GWM LLC, less the cumulative distributions previously made to the Members pursuant to Section 11.1(b) of each of the limited liability company agreements of GWR LLC and GWM LLC, as amended (the “Unrecovered Capital Contributions”); and
     WHEREAS, it is desirable that GWR LLC and GWM LLC redeem and retire the GWR Preferred Interests and the GWM Preferred Interests, respectively, so that none of the Preferred LLC Interests is outstanding following the IPO;

     NOW, THEREFORE, in consideration of the foregoing premises and of the mutual agreements and other good and valuable consideration hereinafter set forth, the parties hereto, intending to be legally bound, do hereby agree as follows:
ARTICLE FIRST
CLOSING
     1.1 The Closing. The closing (the “Closing”) of the transactions contemplated by this Agreement shall take place at [time], on the ___ day of ______, 2008, or at such time and on such date as the parties may hereafter agree, at the offices of GWR LLC, 91410 N. 19th Avenue, Suite 201, Phoenix Arizona 85027 (such date referred to herein as the “Closing Date” and such time on the Closing Date referred to herein as the “Closing Time”).
     1.2 Contribution of GWM Common Interests. Subject to the terms and conditions of this Agreement, at the Closing, the GWM Members shall contribute and assign to GWR LLC, for no consideration, and GWR LLC agrees to accept from the GWM Members, the GWM Common LLC Interests owned by each of the GWM Members at the Closing Time, which are shown on Exhibit 2 hereto.
     1.3 Redemption and Retirement of Preferred LLC Interests. Subject to the terms and conditions of this Agreement, at the Closing, the Members shall assign and convey to GWR LLC and GWM LLC, respectively, their GWR Preferred Interests and their GWM Preferred Interests in exchange for the payment by GWR LLC and GWM LLC, respectively, to each Member of amounts equal to the Unrecovered Capital Contribution and unpaid Preferred Return as of the Closing Date, which are shown on Exhibit 1 with respect to each Member as of the Closing Time set forth in Section 1.1, which amount shall be appropriately adjusted if the Closing occurs on another date. Upon such assignment and payment the Preferred LLC Interests shall be cancelled by GWR LLC and GWM LLC, respectively.
     1.4 Contribution of GWR Common Interests. Subject to the terms and conditions of this Agreement, at the Closing, the GWR Members shall contribute and assign to GWR, Inc., and GWR, Inc. agrees to accept from the GWR Members, the GWR Common LLC Interests GWM owned by each of the GWR Members at the Closing Time, which are shown on Exhibit 2 hereto.
     1.5 Issuance of Shares. In exchange for the contribution and assignment by the Members of their GWR Common LLC Interests to GWR, Inc., GWR, Inc. shall issue to to the respective Members the number of Shares set forth on Exhibit 2 opposite each Member’s name.
     1.6 Non-Recognition Transaction. It is the intent of the parties and the parties shall treat the contribution and assignment by the Members of their GWR Common LLC Interests to GWR, Inc. as a non-recognition transaction pursuant to Section 351(a) of the Internal Revenue Code of 1986, as amended (the “Code”). The Members and GWR, Inc. shall execute any and all documents and take all such further actions as may be reasonably necessary to cause the transactions contemplated by this Agreement to comply with such Section 351(a).
ARTICLE SECOND
REPRESENTATIONS AND WARRANTIES OF GWR LLC

     GWR LLC hereby represents and warrants to GWR, Inc., GWM LLC and the Members that:
     2.1 Organization; Good Standing. GWR LLC is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. GWR LLC has the requisite corporate power and authority to conduct its business in the manner now conducted.
     2.2 Authorization and Enforceability. GWR LLC has all requisite limited liability company power and authority to execute, deliver and perform its obligations under this Agreement. All necessary proceedings of GWR LLC have been taken to authorize its execution, delivery and performance of this Agreement and the consummation of its obligations hereunder. This Agreement has been duly authorized, executed and delivered by GWR LLC and constitutes the legal, valid and binding obligation of GWR LLC enforceable as to it in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance and other similar laws of general application relating to or affecting the rights of creditors.
     2.3 Ability to Pay. At the Closing GWR LLC will have adequate immediately available funds to pay the amounts due to be paid by it to the Members pursuant to Section 1.3 hereof.
     2.4 No Conflict. The execution, delivery and performance of this Agreement does not conflict with or result in any breach of any of the terms, conditions or provisions of, or (with or without the giving of notice or the passage of time or both) constitute a default under the organizational documents of GWR LLC or violate any provision of any law or regulation applicable to GWR LLC.
     2.5 Approvals and Consents. No consent, approval, order, license, certificate or permit of or from, or declaration or filing with, any federal, state, local or other governmental authority or any court or other tribunal, domestic or foreign, is required by GWR LLC in connection with the execution, delivery and performance of this Agreement by it except for the approval of the Arizona Corporation Commission (the “ACC”).
ARTICLE THIRD
REPRESENTATIONS AND WARRANTIES OF GWM LLC
     GWM LLC hereby represents and warrants to GWR, Inc., GWR LLC and the Members that:
     3.1 Organization; Good Standing. GWM LLC is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. GWM LLC has the requisite corporate power and authority to conduct its business in the manner now conducted.
     3.2 Authorization and Enforceability. GWM LLC has all requisite limited liability company power and authority to execute, deliver and perform its obligations under this

Agreement. All necessary proceedings of GWM LLC have been taken to authorize its execution, delivery and performance of this Agreement and the consummation of its obligations hereunder. This Agreement has been duly authorized, executed and delivered by GWM LLC and constitutes the legal, valid and binding obligation of GWM LLC enforceable as to it in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance and other similar laws of general application relating to or affecting the rights of creditors.
     3.3 Ability to Pay. At the Closing GWM LLC will have adequate immediately available funds to pay the amounts due to be paid by it to the Members pursuant to Section 1.3 hereof.
     3.4 No Conflict. The execution, delivery and performance of this Agreement does not conflict with or result in any breach of any of the terms, conditions or provisions of, or (with or without the giving of notice or the passage of time or both) constitute a default under the organizational documents of GWM LLC or violate any provision of any law or regulation applicable to GWM LLC.
     3.5 Approvals and Consents. No consent, approval, order, license, certificate or permit of or from, or declaration or filing with, any federal, state, local or other governmental authority or any court or other tribunal, domestic or foreign, is required by GWM LLC in connection with the execution, delivery and performance of this Agreement by it except for the approval of the ACC.
ARTICLE FOURTH
REPRESENTATIONS AND WARRANTIES OF GWR, INC.
     GWR, Inc. hereby represents and warrants to GWR LLC, GWM LLC and the Members that:
     4.1 Organization; Good Standing. GWR, Inc. is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.
     4.2 Authorization of Shares. The Shares have been duly authorized by GWR, Inc., and when issued upon receipt of consideration therefor as contemplated by this Agreement will be validly issued, fully paid and nonassessable.
     4.3 Authorization and Enforceability. GWR, Inc. has all requisite power and authority to execute, deliver and perform its obligations under this Agreement. All necessary proceedings of GWR, Inc. have been taken to authorize the execution, delivery and performance of its obligations under this Agreement and the consummation of its obligations hereunder. This Agreement has been duly authorized, executed and delivered by GWR, Inc. and constitutes the legal, valid and binding obligation of GWR, Inc. enforceable as to it in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance and other similar laws of general application relating to or affecting the rights of creditors.

     4.4 No Conflict. The execution, delivery and performance of this Agreement does not conflict with or result in any breach of any of the terms, conditions or provisions of, or (with or without the giving of notice or the passage of time or both) constitute a default under the organizational documents of GWR, Inc., or any indenture, lease, agreement or other material instrument to which GWR, Inc. is a party or by which GWR, Inc. is bound or violate any provision of any law or regulation applicable to GWR, Inc.
     4.5 Approvals and Consents. No consent, approval, order, license, certificate or permit of or from, or declaration or filing with, any federal, state, local or other governmental authority or any court or other tribunal, domestic or foreign, is required by GWR, Inc. in connection with the execution, delivery and performance of this Agreement by it.
ARTICLE FIFTH
REPRESENTATIONS AND WARRANTIES OF THE MEMBERS
     The Members, severally and not jointly, represent and warrant to GWR, Inc., GWR LLC and GWM LLC, as to such Member, that:
     5.1 Authority and Enforceability. Each of the Members that is an individual has the requisite capacity to enter into and perform his or her obligations under this Agreement. This Agreement has been duly executed and delivered by each of such Members and constitutes the legal, valid and binding obligation of each of such Members enforceable as to them in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance and other similar laws of general application relating to or affecting the rights of creditors. Each of the Members that is an entity has all requisite power and authority to execute, deliver and perform its obligations under this Agreement, all necessary proceedings of each of such Members have been taken to authorize the execution, delivery and performance of its obligations under this Agreement and the consummation of its obligations hereunder and this Agreement has been duly authorized, executed and delivered by each of such Members and constitutes the legal, valid and binding obligation of each of such Members enforceable as to it in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance and other similar laws of general application relating to or affecting the rights of creditors. The Members own the GWR Common Interests, the GWM Common Interests and the Preferred LLC Interests set forth opposite such Member’s name on Exhibits 1 and 2 free and clear of any liens and encumbrances, such interests have not been pledged or assigned by such Members and GWR, Inc., GWR LLC and GWM LLC, as the case may be, will upon Closing acquire ownership of all of such interests free and clear of any claims or encumbrances whatsoever.
     5.2 Investment Representations. The Shares are being acquired by the Members in a transaction not involving any public offering, within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and the Shares have not been registered under the Securities Act. Each of the Members severally represents that such Member (i) has such knowledge and experience in financial and business matters that he, she or it is capable of evaluating the merits and risks of an acquisition of the Shares and is able to bear the economic risk of a loss of an investment in the Shares and (ii) is not acquiring any Shares with a view to the distribution of the

Shares or any present intention of offering or selling any of the Shares in a transaction that would violate the Securities Act or the securities laws of any state or any other applicable jurisdiction.
ARTICLE SIXTH
CONDITIONS TO OBLIGATIONS OF THE PARTIES
     The obligations of the parties under this Agreement are subject to the satisfaction, at or prior to the Closing Date, of all of the conditions set out below in this Article SIXTH.
     6.1 Representations and Warranties Correct. The representations and warranties of each of the parties made in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date.
     6.2 Full Performance. Each party shall have performed each of the obligations to be performed by him her or it on the Closing Date.
     6.3 Assignment and Assumption. GWR, Inc. shall have executed and delivered to GWR LLC and to GWM LLC, respectively, such agreements and documents as may be required by the respective limited liability company agreements, as amended, of GWR LLC and GWM LLC to constitute GWR, Inc. a substitute member of GWR LLC or GWM LLC with respect to the respective GWR Common Interests and GWM Common Interests contributed to GWR, Inc. by the Members pursuant hereto.
     6.4 Approval by the ACC. The ACC shall have approved the transactions contemplated by this Agreement and the IPO to the extent requested in the Joint Notice of Intent filed by GWR LLC et al. with the ACC on May ___, 2008 (Docket No. W-20446A-08- et al.).
ARTICLE SEVENTH
TERMINATION
     7.1 Termination. This Agreement may be terminated at any time prior to the Closing Time:
     (a) by mutual written consent of the parties;
     (b) by GWR LLC, GWM LLC and the Members if the IPO has been abandoned or postponed beyond a date that is more than ___ days from the date hereof or if in the reasonable judgment of GWR LLC, GWM LLC and the Members, consummation of the IPO under the terms of the underwriting agreement among GWR, Inc., Janney Montgomery Scott LLC and the other underwriters parties thereto is not likely to close because of a failure of one or more conditions to closing under such underwriting agreement; or
     (c) by any party if any other party is prohibited by an order or injunction (other than an order or injunction on a temporary or preliminary basis) of a court of competent jurisdiction from consummating the transactions contemplated hereby and all means of appeal and all appeals from such order or injunction have been finally exhausted.
     7.2 Effect of Termination. In the event this Agreement is terminated in accordance with Section 7.1, written notice thereof shall forthwith be given to the other parties, and this Agreement shall terminate, be null and void and of no further force and effect and the transactions contemplated hereunder shall be abandoned without further action by the parties hereto. Termination shall not relieve any party that has failed to perform his, her or its obligations under this Agreement from any liability such party may have to any other party by virtue of such failure.
ARTICLE EIGHTH
MISCELLANEOUS
     8.1 Further Assurances. Each of the parties hereto hereby agrees to execute and deliver all such further documents and take all such further actions as shall be necessary, desirable or expedient to consummate the transactions contemplated hereby.
     8.2 Entire Agreement. This Agreement, together with the Exhibits hereto, sets forth the entire agreement and understanding among the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of every kind and nature among them.
     8.3 Severability. If any provision of this Agreement or the application of any provision hereof to any person or circumstances is held invalid, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected unless the provision held invalid shall substantially impair the benefits of the remaining portions of this Agreement.
     8.4 Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but shall not confer any benefit upon any person or entity other than the parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned by any party hereto without the prior written consent of the other.
     8.5 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without giving effect to the conflict of laws principles thereof.
     8.6 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original.
     8.7 Notices. Notices to GWR, Inc., GWR LLC and GWM LLC shall be sent to them at the address of GWR LLC set forth in Section 1.1 hereof. Notices to the Members shall be sent to them at their respective addresses set forth on Exhibit 2 hereto.

     IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the day and year first above written.

GLOBAL WATER RESOURCES, INC.
By:
Name:
Title:

GLOBAL WATER RESOURCES, LLC
By:
Name:
Title:

GLOBAL WATER MANAGEMENT, LLC
By:
Name:
Title:

MEMBERS:

Exhibit 1

	GWR		Unpaid	GWM		Unpaid
	Preferred	Unrecovered	Preferred	Preferred	Unrecovered	Preferred	Total
Member	Interest	Capital	Return	Interest	Capital	Return	Due

Exhibit 2

Member Name	GWR Common	GWM Common	Number of
And Address	Interests	Interests	Shares